Exhibit 10.1

FIRST AMENDMENT
TO THE
ALLIQUA, INC. 2011 LONG-TERM INCENTIVE PLAN

This FIRST AMENDMENT TO THE ALLIQUA, INC. 2011 LONG-TERM INCENTIVE PLAN (this “Amendment”), effective as of November 6, 2012, is made and entered into by Alliqua, Inc., a Florida corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Alliqua, Inc. 2011 Long-Term Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Article 9 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time; and

WHEREAS, the Board desires to amend the Plan, to increase the aggregate number of shares of Common Stock that may be issued or transferred under the Plan as set forth in Article 5 of the Plan; and

WHEREAS, the Board intends to submit this Amendment to the Company’s shareholders for approval.

NOW, THEREFORE, in accordance with Article 9 of the Plan, the Company hereby amends the Plan as follows:

1. Section 5.1 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.1:

5.1 Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is eighty million (80,000,000) shares, of which one hundred percent (100%) may be delivered pursuant to Incentive Stock Options. Subject to adjustment pursuant to Articles 11 and 12, the maximum number of shares of Common Stock with respect to which Stock Options or SARs may be granted to an Executive Officer during any calendar year is five million (5,000,000) shares of Common Stock. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

2. This Amendment shall be effective on the date first set forth above. In the event shareholder approval of this Amendment is not obtained within twelve (12) months of the date the Board approved this Amendment, the additional shares added to the Plan pursuant to this Amendment shall not be available for grant as incentive stock options within the meaning of Section 422 of the Code.

3. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

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[Remainder of Page Intentionally Left Blank Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

ALLIQUA, INC.

By:	/s/ James Sapirstein
Name:	James Sapirstein
Title:	Chief Executive Officer